SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




Date of report (Date of earliest event reported)             February 13, 2002
                                                             -----------------

                                  Veritec Inc.
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               (Exact Name of Registrant as Specified in Charter)


            Nevada                       000-15113               95-3954373
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(State or Other Jurisdiction of  (Commission File Number)  (IRS Employer
        Incorporation)                                       Identification No.)


  1163 Kruse Street, Suite 100, West St. Paul, MN          55118-2506
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     (Address of Principal Executive Offices)              (Zip Code)


Registrant's telephone number, including area code        651.552.9215
                                                     --------------------



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         (Former Name or Former Address, if Changed Since Last Report)



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Item 5.  Other Events.


     On January 30, 2002, Veritec Inc. and The Matthews Group LLC formed Veritec Iconix Ventures, Inc. ("VIVI"), a Delaware corporation. Each of Veritec Inc. and The Matthews Group LLC own 50% of the outstanding shares of common stock of
VIVI. The Matthews Group LLC, together with its affiliates, also owns 1,354,479, or 20.08%, of the outstanding shares of Veritec Inc. and advanced $100,000 to Veritec Inc., $50,000 of which Veritec Inc. subsequently used to make its initial capital contribution to VIVI. The Promissory Note to The Matthews Group LLC bears interest at a rate of 10% per annum and is due in one year. Additionally, the Promissory Note is convertible into common stock of Veritec Inc. at a price of $0.25 per share. Subsequent to the formation of VIVI, on February 13, 2002, VIVI purchased 100% of the outstanding equity securities of Iconix, Inc., a Japanese corporation, pursuant to a Stock Purchase Agreement, dated February 13, 2002, by and among VIVI, Iconix, Inc., Masayuki Kuriyama and Yoshihiro Tasaka. The total consideration for the purchase consisted of 300,000 shares of common stock of Veritec Inc. and $100,000.00 in U.S. Dollars. On February 25, 2002, Veritec Inc. issued a press release announcing the completion of the VIVI and Iconix transactions, a copy of which is attached hereto.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.


(c)      Exhibits.


          99.1          Press Release dated February 25, 2002.




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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 VERITEC INC.



Date:  April 16, 2002                            By     /s/ Van Thuy Tran
                                                        -----------------------
                                                        Van Thuy Tran
                                                 Its    Chief Executive Officer



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                                  EXHIBIT INDEX


          99.1          Press Release dated February 25, 2002.